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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-115490 on Form S-4 of our report dated March 25, 2005 relating to the consolidated financial statements and financial statement schedule of WII Components, Inc. and Subsidiaries as of December 31, 2004 and 2003 and for the year ended December 31, 2004 and for the period from inception (April 1, 2003) to December 31, 2003 and the consolidated financial statements and financial statement schedule of Woodcraft Industries, Inc. and Subsidiaries for the year ended December 31, 2002 and for the three-month period ended March 31, 2003 appearing in this Annual Report on Form 10-K of WII Components, Inc. for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
March 25, 2005

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM